T. ROWE PRICE SPECTRUM FUND, INC.

                                  POWER OF ATTORNEY

               RESOLVED, that the Corporation and each of its directors do hereby constitute and authorize, James S. Riepe, Joel H. Goldberg, and Henry H. Hopkins, and each of them individually, their true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable the Corporation to comply with the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the United States Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of 1933, as amended, of shares of the Corporation, to be offered by the Corporation, and the registration of the Corporation under the Investment Company Act of 1940, as amended, including specifically, but without limitation of the foregoing, power and authority to sign the name of the Corporation on its behalf, and to sign the names of each of such directors and officers on his behalf as such director or officer to any amendment or supplement (including Post-Effective Amendments) to the Registration Statement on Form N-1A of the Corporation filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Registration Statement on Form N-1A of the Corporation under the Investment Company Act of 1940, as amended, and to any instruments or documents filed or to be filed as a part of or in connection with such Registration Statement.

               IN WITNESS WHEREOF, the Corporation has caused these presents to be signed by its Chairman of the Board and the same attested by its Secretary, each thereunto duly authorized by its Board of Directors, and each of the undersigned has hereunto set his hand and seal as of the day set opposite his name.


                                      T. ROWE PRICE SPECTRUM FUND, INC.

                                      By /s/James S. Riepe
                                      James S. Riepe, Chairman of the Board

          April 19, 1995
          Attest:
          /s/Lenora V. Hornung, Secretary









          Lenora V. Hornung, Secretary

                                 (Signatures Continued)

          /s/James S. Riepe      Chairman of the Board
          James S. Riepe     (Principal Executive Officer)  April 19, 1995

          /s/Carmen F. Deyesu     Treasurer (Principal
          Carmen F. Deyesu         Financial Officer)       April 19, 1995

          /s/Jeffrey H. Donahue
          Jeffrey H. Donahue            Director            April 19, 1995


          /s/A. MacDonough Plant
          A. MacDonough Plant           Director            April 19, 1995